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                                    EXHIBIT 5

                            OPINION OF CLARK HILL PLC

June 17, 2002

Rouge Industries, Inc.
3001 Miller Road
P.O. Box 1699
Dearborn, Michigan 48121-1699

     Re: Amendment No. 2 to Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to Rouge Industries, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Company's Amendment No. 2 to Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") covering an additional 50,000 shares (the "Shares") of class A common stock, $.01 par value per share (the "Common Stock"), of the Company that have been reserved for issuance upon exercise of non-qualified stock options and stock grants, in each case under the Rouge Steel Company Outside Director Equity Plan, as Amended and Restated on April 1, 2001, as amended (the "Plan").

     In rendering this opinion, we have examined the Registration Statement in the form to be filed with the Commission on or about the date hereof, records of applicable corporate proceedings of the Company and such other documents as we have deemed necessary as a basis for this opinion.

     Based upon the foregoing, and such examination of law as we have deemed necessary, we are of the opinion that, upon (i) the grant of Shares in accordance with the Plan, or the issuance of Shares in connection with the exercise of stock options or stock grants under the Plan, and (ii) the delivery by the Company of such Shares, such Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Commission thereunder.

                                 Very Truly Yours,
                                 CLARK HILL PLC

                                 /s/ Clark Hill PLC